
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except share data)
                                                                                  June 28,          Sept.28,
                                                                                    1998              1997
                                                                                  ---------         --------
                                                                                 (Unaudited)
                                     ASSETS
CURRENT ASSETS
 Cash                                                                              $  2,227         $  1,486
 Royalties receivable                                                                   382              728
 Consumer products receivable                                                           570              844
 Inventory                                                                            2,245            2,326
 Deferred pre-opening costs                                                             949
 Prepaid expenses and other assets                                                    2,534            1,959
                                                                                   --------         --------
   TOTAL CURRENT ASSETS                                                               7,958            8,292

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS
 Land                                                                                16,689           15,883
 Buildings                                                                           27,944           25,265
 Leasehold improvements                                                              91,738           87,047
 Equipment                                                                           52,328           49,802
 Construction in progress                                                             1,873            4,201
                                                                                   --------         --------
                                                                                    190,572          182,198

Less allowance for depreciation and amortization                                     65,900           56,841
                                                                                   --------         --------
                                                                                    124,672          125,357
OTHER ASSETS
 Deferred income taxes                                                                7,503            6,599
 Royalty fee                                                                            178              241
 Liquor licenses and other assets                                                     3,197            3,243
                                                                                   --------         --------
                                                                                   $143,508         $143,732
                                                                                   ========         ========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                                                  $  5,846         $  6,966
 Accrued expenses                                                                     7,952            7,563
 Accrued compensation and taxes                                                       2,653            2,641
 Income taxes payable                                                                   726            2,076
 Current portion of long-term debt and capital
  lease obligations                                                                   4,074            3,132
                                                                                   --------         --------
  TOTAL CURRENT LIABILITIES                                                          21,251           22,378

Long-term debt, net of current portion                                               41,067           42,516
Capital lease obligations, net of current portion                                       717              867
Other liabilities                                                                     7,203            7,091

SHAREHOLDERS' EQUITY
 Preferred Stock, $1.00 par value, 1,000,000 shares
  authorized, none issued
 Common Stock, $.01 par value, 25,000,000 shares authorized, 13,771,674 and
  13,754,480 shares issued and outstanding in Fiscal Years 1998 and 1997,
  respectively                                                                          138              138
 Additional paid-in capital                                                          53,898           53,803
 Retained earnings                                                                   40,009           36,816
                                                                                   --------         --------
                                                                                     94,045           90,757
 Treasury Stock (2,917,193 and 2,790,597 shares at cost,in
                 Fiscal Years 1998 and 1997, respectively)                          (20,775)         (19,877)
                                                                                   --------         --------
TOTAL SHAREHOLDERS' EQUITY                                                           73,270           70,880
                                                                                   --------         --------
                                                                                   $143,508         $143,732
                                                                                   ========         ========



CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share data)

                                                        Thirteen Weeks Ended               Thirty-nine Weeks Ended
                                                      ------------------------            -------------------------
                                                      June 28,        June 29,            June 28,         June 29,
                                                        1998            1997                1998             1997
                                                      --------        --------            --------         --------
REVENUES
 Restaurant sales                                     $45,288         $41,987              $130,171        $120,414
 Consumer product sales                                 2,475           2,210                 7,083           6,526
 Franchise income                                       1,190           1,189                 3,349           3,322
                                                      -------         -------              --------        --------
                                                       48,953          45,386               140,603         130,262

COSTS AND EXPENSES
 Cost of sales                                         12,311          11,118                35,477          32,307
 Labor and benefits                                    14,940          13,803                43,236          39,996
 Occupancy                                              7,065           6,825                21,025          19,905
 Other operating costs                                  4,567           4,245                13,369          12,519
 General and administrative                             3,487           3,338                 9,824           9,588
 Depreciation and amortization                          3,059           2,965                 9,136           8,691
 Special charges                                                        4,000                                 4,000
                                                      -------         -------              --------        --------
                                                       45,429          46,294               132,067         127,006
                                                      -------         -------              --------        --------

OPERATING INCOME                                        3,524            (908)                8,536           3,256


OTHER INCOME (EXPENSE)                                   (963)           (711)               (2,821)         (1,987)
                                                      -------         -------              --------        --------


 Income before income taxes                             2,561          (1,619)                5,715           1,269
 Provision for income taxes                               844            (549)                1,886             432
                                                      -------         -------              --------        --------

Net income before cumulative effect
 of change in accounting principle                    $ 1,717         ($1,070)             $  3,829        $    837
Cumulative effect of change in
 accounting principle for preopening
 costs net of income taxes                                                                      636
                                                      -------         -------              --------        --------
NET INCOME (LOSS)                                     $ 1,717         ($1,070)             $  3,193        $    837
                                                      =======         =======              ========        ========

Basic and Diluted Earnings per Share:
 Net income                                           $   .16         $  (.09)             $    .35        $    .07
 Cumulative effect of change in
   accounting principle                                                                    $   (.06)
                                                      -------         -------              --------        --------
Net income                                            $   .16         $  (.09)             $    .29        $    .07
                                                      =======         =======              ========        ========

Weighted average shares outstanding:
  Basic                                                10,895          12,175                10,930          12,197
  Diluted                                              10,990          12,216                10,989          12,256



CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
                                                                                  Thirty-nine weeks Ended
                                                                                 -------------------------
                                                                                 June 28,         June 29,
                                                                                   1998            1997
                                                                                 --------        ---------
OPERATING ACTIVITIES
  Net Income (Loss)                                                              $  3,193        $    837
  Adjustments to reconcile net income to net cash
    provided by operating activities:
   Depreciation and amortization                                                    9,222           9,401
   Deferred income taxes                                                             (904)         (2,083)
   Provision for deferred rent                                                        396             446
   (Gain)Loss on disposal of equipment                                                 (6)            (15)
   Special charges                                                                  4,000
   Cumulative effect of change in accounting principle                                949
 Changes in operating assets and liabilities, net of effects from business acquisitions:
     Royalties\consumer product receivables                                           346              17
     Inventory                                                                         81              18
     Prepaid expenses and other assets                                               (278)         (1,385)
     Accounts payable and other liabilities                                          (882)          1,024
     Income taxes payable                                                          (1,350)           (748)
                                                                                 --------        --------
       NET CASH PROVIDED BY OPERATING ACTIVITIES                                   10,767          11,512

INVESTMENT ACTIVITIES
  Additions to property, equipment and
   leasehold improvements                                                          (8,574)        (13,830)
  Proceeds from sale of fixed assets                                                    8           1,103
                                                                                 --------        --------
NET CASH USED FOR INVESTING ACTIVITIES                                             (8,566)        (12,727)


FINANCING ACTIVITIES
  Proceeds from revolving credit agreement                                         41,565          49,043
  Principal payments on revolving credit agreement
   and capital lease obligations                                                  (42,222)        (48,564)
  Purchase of Treasury Stock                                                         (898)           (524)
  Exercise of stock options                                                            95             248
                                                                                 --------        --------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                                        (1,460)            203
                                                                                 --------        --------

INCREASE (DECREASE) IN CASH                                                           741          (1,012)
CASH AT BEGINNING OF PERIOD                                                         1,486           1,828
                                                                                 --------        --------

CASH AT END OF PERIOD                                                            $  2,227        $    816
                                                                                 ========        ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - BASIS OF PRESENTATION

The accompanying unaudited, consolidated financial statements have been prepared in accordance with instructions to Form 10-Q and, therefore, do not include all information and footnotes normally included in financial statements prepared in conformity with generally accepted accounting principles. They should be read in conjunction with the financial statements of the company for the fiscal year ended September 28, 1997.

The accompanying financial statements include all adjustments (consisting only of normal recurring accruals) that management considers necessary for a fair presentation of its financial position and results of operations for the interim periods presented.


NOTE B - EARNINGS PER SHARE

In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share. Statement 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement 128 requirements. Basic and diluted earnings per share were equivalent to each other for the quarter ended June 28, 1998.


                                         Thirteen Weeks Ended            Thirty-nine Weeks Ended
                                     ----------------------------      ----------------------------
                                       June 28,         June 29,        June 28,          June 29,
                                         1998            1997             1998             1997
                                     -----------       ----------      -----------       ----------
Numerator for Basic Earnings
per Share:

Weighted average shares
outstanding                           10,894,964       12,174,949       10,930,142       12,196,836

Common Stock equivalents:
  Stock options                           95,497           40,728           58,713           58,697
                                     -----------       ----------      -----------       ----------

Numerator for Diluted Earnings
per Share:

Weighted average shares
outstanding including common
stock equivalents                     10,990,461       12,215,677       10,988,855       12,255,533
                                     ===========       ==========      ===========       ==========

Net Income(Loss) before cumulative
 effect of change in
 accounting principle                $ 1,717,000      ($1,070,000)     $ 3,829,000       $  837,000
Cumulative effect of change
 in accounting principle for
 preopening costs net of
 income taxes                                                              636,000
                                     -----------       ----------      -----------       ----------
Net Income(Loss)                     $ 1,717,000      ($1,070,000)     $ 3,193,000       $  837,000
                                     ===========       ==========      ===========       ==========

Basic and Diluted Earnings per Share:
Net Income(Loss) before cumulative
 effect of change in
 accounting principle                $       .16       $     (.09)     $       .35       $      .07
Cumulative effect of change in
 accounting principle                                                  $      (.06)
                                     -----------       ----------      -----------       ----------
Net Income(Loss)                     $       .16       $     (.09)     $       .29       $      .07
                                     ===========       ==========      ===========       ==========

NOTE C - PRE-OPENING COSTS

In 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (AICPA) issued Statement of Position 98-5 ("SOP 98-5") entitled "Reporting on the Costs of Start-up Activities." The SOP 98-5 requires companies to expense as incurred all start-up and pre-opening costs that are not otherwise capitalizable as long lived assets. This new accounting standard is effective for fiscal years beginning after December 15, 1998 with early adoption encouraged. The Company has elected early implementation of the accounting standard retroactive to the beginning of fiscal 1998. The cumulative effect of this change in accounting principle was $636,000, net of income taxes.